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                                                                  Exhibit 23 (a)


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1995 Nonemployee Directors Stock Option Plan for the registration of 150,000 Common Shares of our report dated March 3, 2000 with respect to the consolidated financial statements and schedule of Gliatech Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                         /s/ Ernst & Young LLP


Cleveland, Ohio
April 4, 2000